EXHIBIT (i)(2)

CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 116 to the Registration Statement of Eaton Vance Municipals Trust (1933 Act File No. 33-572) of my opinion dated November 24, 2008, which was filed as Exhibit (i) to Post-Effective Amendment No. 115.

/s/ Christopher Sechler Christopher Sechler, Esq.

December 24, 2008 Boston, Massachusetts